DEALER-MANAGER AGREEMENT

                  This Dealer-Manager Agreement (the "Agreement") is entered into this ____ day of October, 1997, by and among CAI SECURITIES CORPORATION, a California corporation (the "Dealer-Manager"), CAPITAL PREFERRED YIELD FUND - V, L.P., a Delaware limited partnership (the "Partnership"), and its general partner, CAI EQUIPMENT LEASING VI CORP., a Colorado corporation (the "General Partner") with respect to the following:

                                    RECITALS

                  a.  The  Partnership   proposes  to  offer  Partnership  units
         ("Units") for sale on the basis hereinafter set forth (the "Offering").

                  b. The Dealer-Manager desires to sell Units on a best efforts basis as set forth herein.

                  NOW THEREFORE, in consideration of the foregoing recitals, the parties hereto agree as follows:

         1. Definitions. All terms not otherwise defined herein shall have the meaning set forth in Article One of the Partnership's Amended and Restated Agreement of Limited Partnership, as set forth in Exhibit A to the Prospectus (as defined in Section 4 below) (the "Partnership Agreement").

         2. Dealer-Manager. The Partnership hereby appoints the Dealer-Manager to select and coordinate the activities of the Selling Dealers (as defined in Section 4) to be its exclusive agents to sell for the Partnership's account up to 500,000 Units at the offering price of $100 per Unit ("Purchase Price") and the Dealer-Manager agrees to use its best efforts to encourage the Selling Dealers to sell such Units to prospective investors as contemplated by this Agreement and the Selling Dealer Agreement (as defined in Section 4).

         3. Sale of Units. Sales of the Units may commence at any time on or after the effective date of the Registration Statement, as defined in Section 4, and shall terminate on the date twenty-four (24) months from the date of the Prospectus, as defined in Section 4, unless the Offering is terminated earlier by the General Partner. If subscriptions for at least 12,000 Units (the "Minimum Offering") have not been received as of the date twelve (12) months from the date of the Prospectus, the General Partner will terminate the Offering, no Units will be sold, and all subscription payments, plus accrued interest thereon, will be refunded. The General Partner and its Affiliates may purchase up to five percent (5%) of the total Units purchased in the Offering; however, none of such purchases may be included in determining whether the Minimum Offering has been achieved. The proceeds from the sale of the Units prior to the Closing Date will be paid to the Partnership's escrow account, and on the Closing Date the Partnership will pay the commissions and the reimbursements set




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forth in Section 5 with  respect  to the Units  sold at or prior to the  Closing
Date. Thereafter, commissions will be paid upon admission of subscribers to the Partnership.

         4. Prospectus. The Partnership intends to offer its Units for sale in an offering which is intended to be registered under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission (the "Commission"), in compliance with the rules and regulations of the Commission (the "Rules and Regulations") pursuant to a Registration Statement on Form S-1 (File No. -----------) and amendments thereto. Such Registration Statement, as amended, at the time it becomes effective, and the final Prospectus in connection therewith filed pursuant to Rule 424(b), are herein respectively called the "Registration Statement" and the "Prospectus". The terms and conditions of the Offering are set forth in the Prospectus. The Units offered and sold under this Agreement shall be offered and sold only by broker-dealers selected by the Dealer-Manager ("Selling Dealers"), all of which shall enter into a Selling Dealer Agreement in the form annexed hereto as Exhibit A (the "Selling Dealer Agreement").

         5. Sales Commission and Dealer-Manager Fee. In consideration for the execution of this Agreement, and for the performance of Dealer-Manager's obligations hereunder, the Partnership agrees to pay to the Dealer-Manager a commission of ten percent (10%) of the offering price of each Unit sold in the Offering, from which the Dealer-Manager shall reallow a Sales Commission to the Selling Dealers of eight percent (8%) of the offering price of Units sold thereby (or more if the Dealer-Manager so desires and if approved by the General Partner). Two percent (2%) of the commission paid to the Dealer-Manager as aforesaid shall represent a fee to the Dealer-Manager for managing the offering of the Units. In addition, the Partnership may (directly or indirectly through the General Partner or the Dealer-Manager) reimburse the Selling Dealers for bona fide due diligence expenses of the lesser of up to one-half of one percent (.50%) of the price of Units sold or the maximum amount payable under the Rules of Conduct of the National Association of Securities Dealers (the "NASD"). To the extent that the General Partner or the Dealer-Manager has, on the Partnership's behalf, reimbursed one or more Selling Dealer for such bona fide due diligence expenses, the Partnership shall reimburse the General Partner or Dealer-Manager for such amounts paid.

                  The Unit price shall be $100.00, except that the Dealer-Manager shall provide a discount to the applicable purchaser of the Units equal to one percent (1.0%) of the aggregate purchase price of Units as a reduction in Sales Commission for all purchases of $500,000 or more (a "Volume Discount"). The Volume Discount applies to an investor's entire purchase of Units if the aggregate purchase price exceeds $500,000, and the discount will be used to purchase additional Units. For purposes of computing the Volume Discounts, subscriptions for Units may be aggregated if: (i) the legal and beneficial ownership of Units to be purchased is identical to the legal and beneficial ownership of all other Units to be aggregated; (ii) all such Units are purchased through the same Selling Dealer; and (iii) the request to combine more than one subscription for Units is made at the time of the subsequent

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subscription.  Any  request  for  aggregating  subscriptions  will be subject to verification by the Dealer-Manager, whose determination will be final.

                  Notwithstanding the foregoing, however, the obligation of the Partnership to pay commissions to the Dealer-Manager and to reimburse due diligence expenses as aforesaid shall be subject to the following conditions and limitations:

                           (a) The  General  Partner has  reserved  the right to
                  accept or reject any subscriptions for Units as set forth in the Prospectus and no commission will be payable to the Dealer-Manager with respect to the tender of any Subscription Agreement which is rejected by the General Partner.

                           (b) None of such commissions or due diligence reimbursements as set forth above will be payable or paid until release on the Closing Date to the Partnership, from the escrow account in which they are to be deposited, of the initial $1,200,000 of subscription proceeds, representing subscriptions for the Minimum Offering amount of 12,000 Units. After the Closing Date, commissions will become payable on the date the investor becomes a Class A Limited Partner of the Partnership.

         6.  Agreements  of  the  Partnership  and  the  General  Partner.   The
Partnership and General Partner, jointly and severally, agree as follows:

                  6.1 The Partnership will furnish to the Dealer-Manager for the Dealer-Manager's use and for transmittal to the Selling Dealers, without charge, as many copies of the Prospectus as the Dealer-Manager may reasonably request.

                  6.2 Neither the Partnership nor the General Partner will make amendments to the Prospectus of which the Dealer-Manager shall not previously have been advised.

                  6.3 The Partnership will not sell or dispose of any Units otherwise than pursuant to the Agreement.

                  6.4 The Partnership will take any and all action which will be necessary to comply with the requirements of every jurisdiction in which it proposes to own property or conduct its business.

         7. Representations and Warranties of the Partnership and the General Partner. The Partnership and the General Partner, jointly and severally, represent and warrant to the Dealer-Manager that:


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



                  7.1 The Partnership has been duly formed as a limited partnership and is validly existing as such in good standing under the laws of Delaware with full power and authority to conduct its business as described in the Prospectus.

                  7.2 The capitalization of the Partnership and the Units conform, or will conform when the Units are issued, in all material respects to the description thereof and to all statements made in relation thereto in the Prospectus.

                  7.3 The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado with full corporate and other power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required.

                  7.4 The Registration Statement and Prospectus will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations thereunder and will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations; and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein and necessary to make the statements therein not misleading.

                  7.5 Except as set forth in the Prospectus, there is not now pending, or, to the knowledge of the Partnership and the General
         Partner, threatened, any action, suit or proceeding to which the Partnership or the General Partner is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition, business or prospects of the Partnership or might have a materially adverse effect on the ability of the General Partner to carry out its obligations as General Partner.

                  7.6 The performance of this Agreement, and the consummation of the transactions herein contemplated by the Partnership will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any purchase agreement, lease, mortgage note agreement or other agreement or instrument to which the Partnership is a party or by which it is bound or to which any of its property is subject, or any regulation or order of any court or governmental agency or body having jurisdiction over the Partnership or any of its activities or properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Partnership of the transactions herein contemplated; and the Partnership has full power and lawful authority to issue and sell the Units to be sold by it hereunder by the terms and conditions herein set forth.


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         8.   Representations   and  Warranties  of  the   Dealer-Manager.   The
Dealer-Manager represents and warrants to the Partnership and the General Partner that:

                  8.1 The Dealer-Manager has been duly formed as a corporation and is validly existing as such in good standing under the laws of California with full power and authority to conduct its business as required by this Agreement.

                  8.2 The Dealer-Manager is registered as a broker-dealer with the Commission and is a member in good standing of the NASD and will maintain such registration and qualification throughout the term of this Agreement.

                  8.3 There is not now pending, or, to the knowledge of the Dealer-Manager, threatened, any action, suit or proceeding to which the Dealer-Manager is a party, before or by any court or governmental agency or body, which might result in any material adverse change in the condition, business or prospects of the Dealer-Manager or might have a materially adverse effect on the ability of the Dealer-Manager to carry out its obligations under this Agreement.

                  8.4 The performance of this Agreement, and the consummation of the acts required to be performed by the Dealer-Manager hereunder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, regulation or agreement to which the Dealer-Manager is a party; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Dealer-Manager of the transactions herein contemplated.

                  8.5 With respect to the Dealer-Manager's performance hereunder, the Dealer-Manager will comply with all provisions of the Securities Act, the Rules and Regulations and other federal laws and regulations pertaining to the sales of securities pursuant to the Offering, the securities or "blue sky" laws and regulations and other applicable laws of the states or other jurisdictions in which Units are offered and sold, and the Bylaws and the Rules of Conduct of the NASD, and all NASD interpretations thereof, whether issued by the Board of Governors of the NASD, contained in any NASD Notice to Members or otherwise (the "NASD Rules of Conduct").

                  8.6 The Dealer-Manager shall not solicit any Persons as prospective investors in the Offering, but shall coordinate the activities of the Selling Dealers in connection with such solicitations made by them.

                  8.7 The Selling Dealers to be selected by the Dealer-Manager to sell the Units shall each be registered as a broker-dealer with the Commission and a member in good standing of the NASD and duly licensed


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



         and authorized to act as a broker-dealer for the sale of securities in those jurisdictions in which such Selling Dealer intends to make offers and sales of Units.

                  8.8 The Dealer-Manager shall require that each Selling Dealer make every reasonable effort to determine whether a purchase of the Units is suitable for the prospective investor.

                  8.9 The Dealer-Manager shall require that each Selling Dealer keep such records as are necessary to comply with the requirements of Rule 2810 of the NASD Rules of Conduct, with respect to all Persons whom such Selling Dealer solicits as prospective investors in the Offering.

                  8.10 The Dealer-Manager shall require that each Selling Dealer transmit any check received from any prospective investor in the Units, together with a copy of the executed Subscription Agreement for such investor, to the Dealer-Manager no later than noon of the next business day following the Selling Dealer's receipt of such check. Following receipt of any such check and executed Subscription Agreement from any Selling Dealer, the Dealer-Manager shall review the Subscription Agreement to verify the suitability of the investor as a purchaser of Units. With respect to investors for whom the Dealer-Manager verifies such suitability, based on the information provided in the Subscription Agreement, the Dealer-Manager shall, no later than noon of the second business day after receipt from the Selling Dealer, forward such accepted investors' checks as follows: (i) on or prior to the Closing Date, to the Escrow Agent or (ii) after the Closing Date, directly to the General Partner, on behalf of the Partnership. With respect to investors for whom the Dealer-Manager is unable, based on the information contained in the Subscription Agreement, to verify their suitability to purchase Units, the Dealer-Manager shall promptly return such investors' checks to the applicable Selling Dealer, who shall return such check to the prospective investor.

                  8.11 During the term of this Agreement, the Dealer-Manager will promptly supply the Partnership with all information required from the Dealer-Manager for the completion of all Form SRs or other information required to be filed with the Commission and all other information as the Partnership may request to be supplied to the securities authorities of any state or jurisdiction in connection with the Offering.

         9.       Indemnification.

                  9.1 The General Partner agrees to indemnify and hold harmless the Dealer-Manager against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or any amendment or supplement

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



         thereto, any application or other document filed in any state or jurisdiction in connection with the Offering or any sales literature, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein as necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or allegation thereof that is based upon information furnished in writing to the Partnership by the Dealer-Manager or any of the Selling Dealers.

                  9.2 The Dealer-Manager agrees to indemnify and hold harmless the Partnership and General Partner to the same extent as the foregoing indemnity from the General Partner to the Dealer-Manager, but only with respect to (i) any statement in or omission from the Registration Statement or Prospectus, or any amendment or supplement thereto, any application or other document filed in any state or jurisdiction in connection with the Offering or any sales literature, if such statement or omission was made in reliance on information furnished in writing by the Dealer-Manager to the Partnership for use in the Registration Statement or Prospectus, or any amendment or supplement thereto, any such application or other document filed in any state or jurisdiction in connection with the Offering or any sales literature, (ii) any act, statement or representation by the Dealer-Manager which shall be in any manner inconsistent with information set forth in the Prospectus concerning the Dealer-Manager or (iii) any breach of the representations and warranties of the Dealer-Manager set forth herein.

         10. Termination. This Agreement shall terminate (i) on the Termination Date of the Offering, (ii) at any time prior thereto at the will of the Dealer-Manager or the Partnership upon ten (10) days' prior written notice,
(iii) immediately upon written notice from the Partnership to the Dealer-Manager if the Dealer-Manager has breached any provision hereof or immediately upon any assignment or attempted assignment of this Agreement by the Dealer-Manager without the prior written consent of the Partnership; provided, however, that the indemnification obligations set forth in Section 9 shall survive termination of this Agreement.

         11. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be given (a) to the Partnership and the General Partner at 7175 W. Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235, or (b) to the Dealer-Manager at 7175 W. Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235 and if given by telephone or telegraph shall subsequently be confirmed in writing. The agreements set forth herein have been and are made solely for the benefit of and are intended to bind the Dealer-Manager, the Partnership and the General Partner and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" as used in this Agreement shall not include a purchaser of any of the Units.


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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date set forth above.

                     PARTNERSHIP:

                     Capital Preferred Yield Fund - V, L.P.


                     By:      CAI Equipment Leasing VI Corp., as General
                              Partner of Capital Preferred Yield Fund - V, L.P., and on its own behalf


                               By:
                                   ---------------------------------------------
                                   Title:
                                         ---------------------------------------

                     DEALER-MANAGER:

                     CAI Securities Corporation


                     By:
                          ------------------------------------------------------
                          Title:
                                ------------------------------------------------



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